UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2011

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 22, 2011, Converted Organics Inc. (the "Company") issued a press release disclosing the aggregate unpaid principal balance of its outstanding senior secured convertible note ("Note"). On November 2, 2011, the Company issued the Note, which had a principal amount of $3,474,797.60, in exchange for the convertible note issued on April 20, 2011 in the aggregate original principal amount of $3,850,000 (the "Original Note"), which had $3,474,797.60 of principal outstanding on November 2, 2011. The terms of the Note were previously disclosed in the Company’s Form 8-K dated November 3, 2011, and are substantially identical to the terms of the Original Note (as previously disclosed in the Company’s Forms 8-K filed April 1, 2011; August 10, 2011; and October 20, 2011). Such prior Form 8-K filings are hereby incorporated by reference herein. As disclosed in the press release, the principal amount of the Note has declined to $2.6 million as of December 22, 2011. From October 22, 2011 until December 22, 2011, a total of $1.2 million in principal (including conversions of the Original Note) has been converted into 89 million shares of common stock. The total outstanding shares of common stock of the Company is now 103,445,560 shares. The Note was issued in reliance on Section 3(a)(9) under the Securities Act of 1933, as amended. The shares of common stock were issued in reliance on Section 4(2) under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Press release dated December 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

December 22, 2011	By:	Edward J. Gildea

Name: Edward J. Gildea
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated 12/22/2011